UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 5, 2017 (June 28, 2017)

Eagle Bulk Shipping Inc.
(Exact name of registrant as specified in its charter)

Republic of the Marshall Islands	001-33831	98-0453513
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification no.)

300 First Stamford Place, 5th Floor Stamford, CT 06902
(Address of principal executive offices, including zip code)

(Registrant's telephone number, including area code): (203) 276-8100

(Former Name or Former Address, if Changed Since Last Report): None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.     Entry into a Material Definitive Agreement.

On June 28, 2017, Eagle Bulk Ultraco LLC (“Ultraco”), a wholly-owned subsidiary of Eagle Bulk Shipping Inc. (the “Company”), entered into a Credit Agreement (the “Credit Agreement”), by and among Ultraco, as borrower, certain wholly-owned vessel-owning subsidiaries of Ultraco, as guarantors (the “Guarantors”), the lenders thereunder (the “Lenders”), the swap banks party thereto, ABN AMRO Capital USA LLC, as facility agent and security trustee for the Lenders, ABN AMRO Capital USA LLC, DVB Bank SE and Skandinaviska Enskilda Banken AB (publ), as mandated lead arrangers, and ABN AMRO Capital USA LLC, as arranger and bookrunner. The Credit Agreement provides for a multi-draw senior secured term loan facility in an aggregate principal amount of up to the lesser of (i) $61,200,000 and (ii) 40% of the lesser of (1) the purchase price of nine vessels to be acquired by Ultraco and the Guarantors pursuant to a previously disclosed framework agreement, dated as of February 28, 2017, with Greenship Bulk Manager Pte. Ltd., as Trustee-Manager of Greenship Bulk Trust (the “Vessels”), and (2) the fair market value of the Vessels. The proceeds of the Credit Agreement may be used for the purpose of financing, refinancing or reimbursing a part of the acquisition cost of the Vessels, of which, as of the date of this Current Report, seven of the nine Vessels have already been delivered. Outstanding borrowings under the Credit Agreement bear interest at LIBOR plus 2.95% per annum. The Credit Agreement also provides for the payment of certain other fees and expenses by Ultraco. Mr. Bart Veldhuizen, a member of the board of directors of the Company, is on the board of managing directors of DVB Bank SE, where he is responsible for the bank’s shipping and offshore franchises. Mr. Veldhuizen did not participate in discussion of the board of directors of the Company concerning the Credit Agreement.

The Credit Agreement matures on the earlier of (i) five years after the delivery of the last remaining Vessel to occur and (ii) October 31, 2022. There are no fixed repayments until December 2018. Ultraco is required to make quarterly repayments of principal in an amount set forth on an amortization schedule, with a final balloon payment to be made at maturity. The Credit Agreement allows for increased commitments, subject to the satisfaction of certain conditions and the obtaining of certain approvals, in an aggregate principal amount of up to the lesser of (i) $38,800,000 and (ii) 40% of the aggregate fair market value of any additional vessels to be financed with such incremental commitment.

Ultraco’s obligations under the Credit Agreement are secured by, among other items, a first priority mortgage on each of the Vessels and such other vessels that it may from time to time include with the approval of the Lenders, an assignment of earnings of the Vessels, an assignment of a ballast water treatment system reserve account, a debt service reserve account, its earnings account, its liquidity account and the earnings accounts of each of its vessel-owning subsidiaries, an assignment of all charters with terms that may exceed 12 months, an assignment of insurances, an assignment of certain master agreements, and a pledge of the membership interests of each of Ultraco’s vessel-owning subsidiaries. In the future, Ultraco may grant additional security to the Lenders from time to time.

The Credit Agreement contains financial covenants requiring Ultraco, among other things: to ensure that the aggregate market value of the Vessels (plus the value of certain additional collateral) is at all times not less than 150% of the aggregate principal amount of debt outstanding (subject to certain adjustments); to maintain minimum liquidity of $600,000 in respect of each Vessel; to maintain minimum consolidated liquidity of not less than the greater of (i) $7,500,000 and (ii) 12% of the consolidated total debt of Ultraco and its subsidiaries; to maintain at all times a ratio of consolidated tangible net worth to consolidated total assets of not less than 0.35 to 1.00; to maintain a consolidated interest coverage ratio of not less than a range varying from 2.00 to 1.00 to 2.50 to 1.00; to maintain a debt service reserve of $600,000 in respect of each Vessel; and to maintain a ballast water treatment systems reserve of $4,550,000, which may be released upon the satisfaction of certain conditions. In addition, the Credit Agreement also imposes operating restrictions on Ultraco and the Guarantors, including limiting Ultraco’s and the Guarantors’ ability to, among other things: pay dividends; incur additional indebtedness; create liens on assets; sell assets; dissolve or liquidate; merge or consolidate with another person; make investments; engage in transactions with affiliates; and allow certain changes of control to occur.

The Credit Agreement also includes customary events of default, including those relating to: a failure to pay principal or interest; a breach of covenant, representation or warranty; a cross-default to other indebtedness; the occurrence of certain bankruptcy and insolvency events; the occurrence of certain ERISA events; a judgment default; the cessation of business; the impossibility or unlawfulness of performance of the loan documents; the ineffectiveness of any material provision of any loan document; the occurrence of a material adverse effect; and the occurrence of certain swap terminations.

This summary of the Credit Agreement does not purport to be complete, and is qualified in its entirety by reference to the text of the Credit Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated into this Item 1.01 by reference.

Item 2.03.     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 above is incorporated herein by reference.

Item 7.01.     Regulation FD.

On July 5, 2017, the Company issued a press release announcing the entry into the Credit Agreement by Ultraco. A copy of the press release is attached hereto as Exhibit 99.1 hereto and is incorporated into this Item 7.01 by reference.

The information in this Item 7.01 of this Current Report on Form 8-K, including the exhibit, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing. By filing this Current Report on Form 8-K and furnishing this information, the Company makes no statement or admission as to the materiality of any information in this Item 7.01 or the exhibit attached hereto.

Item 9.01.     Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1

Credit Agreement, dated as of June 28, 2017, by and among Eagle Bulk Ultraco LLC, the initial guarantors party thereto, the lenders party thereto, the swap banks party thereto, and ABN AMRO Capital USA LLC, as security trustee and facility agent, together with ABN AMRO Capital USA LLC, DVB Bank SE and Skandinaviska Enskilda Banken AB (publ), as mandated lead arrangers, and ABN AMRO Capital USA LLC, as arranger and bookrunner.

99.1	Press release, issued by Eagle Bulk Shipping Inc., dated July 5, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAGLE BULK SHIPPING INC.
(registrant)

Dated: July 5, 2017	By:	/s/ Frank De Costanzo
	Name:	Frank De Costanzo
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1

Credit Agreement, dated as of June 28, 2017, by and among Eagle Bulk Ultraco LLC, the initial guarantors party thereto, the lenders party thereto, the swap banks party thereto, and ABN AMRO Capital USA LLC, as security trustee and facility agent, together with ABN AMRO Capital USA LLC, DVB Bank SE and Skandinaviska Enskilda Banken AB (publ), as mandated lead arrangers, and ABN AMRO Capital USA LLC, as arranger and bookrunner.

99.1	Press release, issued by Eagle Bulk Shipping Inc., dated July 5, 2017.